UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2010

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Gener8Xion Entertainment, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-15382	13-3341562
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7095 Hollywood Boulevard, Suite 1260, Hollywood, CA 90028
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 323.874.9888

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On July 1, 2010, Matthew Crouch, then Chairman of the Board of the Company, and his wife, Laurie Crouch entered into a Stock Purchase and Sale Agreement (the “Purchase Agreement”) and sold 8.8 million shares of stock in the Company (the “Share Purchase”) to Richard and Marie Cook.  Pursuant to the Purchase Agreement, the purchase price is $.01 a share for a total of $88,000 (the “Purchase Price”).  The Cooks will pay the Purchase Price from their own funds in monthly installments within 2 years.  As a result of the Share Purchase, the Cooks own approximately 51% of the outstanding Common Stock of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Directors

On July 16, 2010 at a meeting of the Board of Directors of the Company, Matthew Crouch resigned as Chief Executive Officer, Chairman and director.

(c)           Appointment of Officers

On July 16, 2010 the Board of Directors met and appointed Richard Cook as the new Chief Executive Officer for the corporation.

Richard J. Cook, age 39, has been President of the Company since 2008 and has been the de facto manager and chief operating officer of the Company for ten years. Mr. Cook will continue to serve as the President of the Company.

 (d)           Appointment of Directors

On July 16, 2010 the Board of Directors elected Ronald Heineman as director and Chairman of the Board of Directors to fill the vacancy caused by the resignation of Matthew Crouch.  Ronald Heineman, age 53, is the Chief Executive Officer and Chairman of the Board of Debut Broadcasting Corporation, a publicly held company.  Mr. Heineman was formerly the Chief Executive Officer of Resolve Incorporated, ELS Inc and General Employment Enterprises which are publically held companies.  Mr. Heineman is currently Managing Director of the Investment Fund, Riverfalls Financial Services, and has served on the board of directors with Debut Broadcasting and other public companies. In addition, he has served as Chief Restructuring Officer (CRO) and CEO of several of RiverFalls portfolio Companies.  Mr. Heineman has Bachelors and Masters degrees.

(e)           Material Compensatory Plan, Contract or Arrangement

The Company has entered into an Employment Agreement dated July 16, 2010 with its President and Chief Executive Officer, Mr. Richard Cook.  The material terms of the agreement are as follows;

●	Mr. Cook agreed to a reduction in his annual salary to $85,000 per year and he will be entitled to bonuses for each theatrical production completed.

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The term of the agreement is 36 months and the Company may terminate for cause with 90 days notice.  If the Company terminates without cause, it will be obligated to pay Mr. Cook all remuneration promised under the agreement.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.
10.1	Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Gener8Xion Entertainment, Inc.

By:	/s/ Richard J. Cook
Richard J. Cook President and Chief Executive Officer

Date:  August 13, 2010

INDEX TO EXHIBITS

10.1	Resignation Letter